UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

January 21, 2016
Date of Report (Date of Earliest Event Reported)

Insignia Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-13471	41-1656308
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8799 Brooklyn Blvd. Minneapolis, Minnesota	55445
(Address of Principal Executive Offices)	(Zip Code)

(763) 392-6200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2016 Executive Cash Incentive Plan

On January 21, 2016, the compensation committee of the Board of Directors of Insignia Systems, Inc. (the “Company”) approved the 2016 Executive Cash Incentive Plan (the “Plan”). The only employees currently eligible to participate in the Plan are the Company’s two executive officers: John C. Gonsior, Chief Financial Officer, Secretary, Treasurer and acting President, and Timothy J. Halfmann, Chief Sales and Marketing Officer (collectively, the “Participants”).

In structuring the Plan targets for the fiscal year ending December 31, 2016, the committee provided that, for each of the Participants, (a) 70% of the bonus has been allocated solely to the Company’s performance against its Board of Directors approved EBITDA (earnings before interest, taxes, depreciation and amortization) target and (b) the remaining 30% has been allocated to performance against personal goals established by the committee for each Participant.  The Participants’ target bonuses under the Plan remain unchanged from 2015, with Mr. Gonsior having a target equal to 50% of his base salary and Mr. Halfmann having a target equal to 40% of his base salary.

If the Company does not achieve 80% of the EBITDA goal for 2016, the Participants will not be eligible to receive a bonus with respect to the EBITDA goal.  The maximum cash incentive compensation that may be earned with respect to the EBITDA goal will be earned if the Company achieves 150% of the EBITDA goal.  Accordingly, Mr. Gonsior is eligible to earn an EBITDA-based bonus equal to between 17.5% and 52.5% of his base salary and Mr. Halfmann is eligible to earn an EBITDA-based bonus equal to between 14.0% and 42.0% of his base salary. The committee will determine the level of each Participant’s satisfaction of his personal goals and the resulting payout up to the maximum of 30% of the Participant’s base salary, irrespective of performance against the EBITDA goal. All bonus calculations are subject to review and approval by the committee prior to payment.

Retention Compensation

In addition to the foregoing actions with respect to the Plan, the committee also awarded Mr. Gonsior a $50,000 retention bonus, which will be earned if he remains employed with the Company through March 15, 2017 and through the completion and acceptance of the audit of the financial statements for the fiscal year ending December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2016	INSIGNIA SYSTEMS, INC.

	By:	/s/ John C. Gonsior
John C. Gonsior
President and Chief Financial Officer